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                                                                    Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of ManTech International Corporation on Form S-8 of our report dated November 16, 2001, except for Note 8, as to which the date is December 17, 2001, appearing in a Registration Statement on Form S-1 (No. 333-73946) of ManTech International Corporation filed with the Securities and Exchange Commission on November 23, 2001, as amended.

/s/ Deloitte & Touche LLP
McLean, Virginia
February 27, 2002

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